Exhibit 99.1

Medley Capital Corporation Declares $0.37 Per Share Dividend; Announces March 31, 2014 Financial Results

New York, NY – May 1, 2014

Second Quarter Fiscal Year 2014 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended March 31, 2014 of $0.37 per share, payable on June 13, 2014, to stockholders of record as of May 28, 2014. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter ended March 31, 2014

Second Quarter Highlights

•	Declared a dividend of $0.37 per share
•	Net investment income of $0.38 per share
•	Net income of $0.28 per share
•	Net asset value (NAV) of $12.69 per share
•	Gross investment originations of $170.7 million

Portfolio Investments

The total value of our investments was $959.0 million at March 31, 2014. During the quarter ended March 31, 2014, the Company originated $170.7 million of new investments and had $29.8 million of repayments resulting in net investment originations of $140.9 million. As of March 31, 2014, the Company had investments in securities of 69 portfolio companies with approximately 69.0% consisting of senior secured first lien investments, 29.7% consisting of senior secured second lien investments, 0.1% in unsecured debt and 1.2% in equities / warrants. As of March 31, 2014, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 13.5%.

Results of Operations

For the three and six months ended March 31, 2014, the Company reported net investment income of $0.38 and $0.80 per share and net income of $0.28 and $0.64 per share, respectively, calculated based upon the weighted average shares outstanding. As of March 31, 2014, the Company’s NAV was $12.69 per share.

Investment Income

For the three months ended March 31, 2014, gross investment income was $31.4 million and consisted of $26.0 million of portfolio interest income and $5.4 million of other fee income. For the six months ended March 31, 2014, gross investment income was $63.1 million and consisted of $51.1 million of portfolio interest income and $12.0 million of other fee income.

Expenses

For the three months ended March 31, 2014, total expenses were $14.8 million and consisted of the following: base management fees of $4.1 million, incentive fees of $4.1 million, interest and financing expenses of $4.6 million, professional fees of $0.5 million, administrator expenses of $0.8 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.5 million.

For the six months ended March 31, 2014, total expenses were $29.5 million and consisted of the following: base management fees of $7.7 million, incentive fees of $8.4 million, interest and financing expenses of $9.2 million, professional fees of $1.2 million, administrator expenses of $1.5 million, directors fees of $0.3 million, and other general and administrative related expenses of $1.2 million.

Net Investment Income

For the three and six months ended March 31, 2014, the Company reported net investment income of $16.6 million and $33.6 million, or $0.38 and $0.80 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2014, the Company reported a net realized gain of $28,052 and $73,052, respectively.

For the three and six months ended March 31, 2014, the Company reported net unrealized depreciation including the provision for income taxes on unrealized gain on investments of $4.1 million and $6.9 million, respectively.

Liquidity and Capital Resources

As of March 31, 2014, the Company had a cash balance of $22.7 million and $136.2 million of debt outstanding under its $245.0 million senior secured revolving credit facility.

As of March 31, 2014, the Company had $120.0 million of debt outstanding under its senior secured term loan credit facility, $44.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On May 1, 2014, the Company’s board of directors declared a quarterly dividend of $0.37 per share payable on June 13, 2014 to holders of record as of May 28, 2014.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, May 2, 2014.

All interested parties may participate in the conference call by dialing (877) 474-9502 approximately 5-10 minutes prior to the call: international callers should dial (857) 244-7555. Participants should reference Medley Capital Corporation and the participant passcode of 60331013 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	March 31, 2014	September 30, 2013
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $964,611 and $748,406, respectively)	$949,197	$740,097
Affiliated investments (amortized cost of $9,604 and $9,284, respectively)	9,805	9,140
Total investments at fair value	959,002	749,237
Cash	22,673	8,558
Interest receivable	12,377	9,608
Deferred financing costs, net	8,375	8,523
Fees receivable	431	-
Other assets	301	249
Receivable for paydown of investments	1,365	-
Deferred offering costs	338	218
Total assets	$1,004,862	$776,393

LIABILITIES
Revolving credit facility payable	$136,200	$2,500
Term loan payable	120,000	120,000
Notes payable	103,500	103,500
SBA debentures payable	44,000	30,000
Payable for investments originated, purchased and participated	1,176	54
Management and incentive fees payable, net	8,217	6,900
Accounts payable and accrued expenses	1,755	1,305
Interest and fees payable	1,276	1,156
Administrator expenses payable	841	701
Deferred revenue	327	256
Deferred tax liability	317	-
Due to affiliate	4	82
Offering costs payable	9	105
Total liabilities	$417,622	$266,559

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
46,283,712 and 40,152,904 common shares issued and outstanding, respectively	$46	$40
Capital in excess of par value	588,677	506,062
Accumulated undistributed net investment income	13,820	12,185
Accumulated undistributed net realized gain/(loss) from investments	73	-
Net unrealized appreciation/(depreciation) on investments	(15,376)	(8,453)
Total net assets	587,240	509,834
Total liabilities and net assets	$1,004,862	$776,393

NET ASSET VALUE PER SHARE	$12.69	$12.70

Medley Capital Corporation

Consolidated Statements of Operations

	For the three months ended March 31,		For the six months ended March 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$25,603	$16,340	$50,293	$30,810
Affiliated investments	392	367	785	736
Total interest income	25,995	16,707	51,078	31,546
Interest from cash and cash equivalents	2	2	4	4
Other fee income	5,401	3,498	11,984	6,377
Total investment income	31,398	20,207	63,066	37,927

EXPENSES
Base management fees	4,078	2,534	7,743	4,630
Incentive fees	4,139	2,599	8,397	5,003
Interest and financing expenses	4,614	2,933	9,154	5,251
Administrator expenses	840	569	1,513	1,091
Professional fees	543	549	1,157	841
Directors fees	190	131	341	243
Insurance	137	73	276	141
General and administrative	302	274	899	564
Organizational expense	-	149	-	149
Total expenses	14,843	9,811	29,480	17,913
NET INVESTMENT INCOME	16,555	10,396	33,586	20,014

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	28	153	73	374
Net unrealized appreciation/(depreciation) on investments	(3,978)	974	(6,761)	748
Net unrealized appreciation/(depreciation) on participations	154	-	154	-
Provision for taxes on unrealized gain on investments	(317)	-	(317)	-
Net gain/(loss) on investments	(4,113)	1,127	(6,851)	1,122

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$12,442	$11,523	$26,735	$21,136

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.28	$0.40	$0.64	$0.79
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.38	$0.36	$0.80	$0.75
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	43,883,259	28,669,859	42,002,482	26,697,175

DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.36	$0.74	$0.72

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle-market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7 to 50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777